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                                                                      Exhibit 12

                         MARRIOTT INTERNATIONAL, INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ In millions, except ratio)

                                                                   Thirty-six
                                                                  weeks ended
                                                               September 7, 2001
                                                               -----------------

Income before income taxes................................              555
Loss/(income) related to equity method investees..........                2
                                                                        ---
                                                                        557

Add/(deduct):
  Fixed charges...........................................              162
  Interest capitalized....................................              (41)
  Distributed income of equity method investees...........                3
                                                                       ----
Earnings available for fixed charges......................             $681
                                                                       ====
Fixed charges:
  Interest expensed and capitalized(1)....................             $116
  Estimate of the interest within rent expense............               46
                                                                       ----
Total fixed charges.......................................             $162
                                                                       ====

                                                                       ----
Ratio of earnings to fixed charges........................              4.2
                                                                       ====

(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.